Exhibit 99.1

For further information contact
Larry D. Richman
President and CEO
312-683-7100
FOR IMMEDIATE RELEASE

Gary Collins Named President, PrivateBank – Chicago Offices;
Hugh McLean Named President, PrivateBank – Suburban Chicago Offices; and,
Jay Williams Named Chief Operating Officer of PrivateBancorp, Inc.
Company Finalizes Organizational Structure for Execution of Strategic Growth Plan

Chicago, IL December 20, 2007 --- PrivateBancorp, Inc. (NASDAQ:PVTB) today announced the following executive management promotions:

-
Gary S. Collins, 48, has been named to the new position of Executive Managing Director and President, PrivateBank – Chicago Offices.  Collins was previously vice chairman and a managing director of the The PrivateBank - Chicago.

-
Hugh H. McLean, 48, has been named to the new position of Executive Managing Director and President, PrivateBank – Suburban Offices.  Previously, McLean was vice chairman and a managing director of The PrivateBank - Chicago.

-
Jay Williams, 56, chairman and chief executive officer of The PrivateBank - Wisconsin, has added the title of Chief Operating Officer of PrivateBancorp, Inc., a new position.  Williams will retain his current responsibilities at The Private Bank – Wisconsin and continue to work out of the Milwaukee office.

“Gary, Hugh and Jay have been instrumental in PrivateBancorp’s growth over the years.  Going forward in their new leadership roles, they will continue to help the Company achieve and sustain client growth, especially in the Chicago and Milwaukee markets.  I look forward to working beside them to continue to deliver PrivateBancorp’s relationship approach to banking for the benefit of our clients,” said Larry D. Richman, President and CEO, PrivateBancorp, Inc.

“With these well-deserved promotions, we have finalized our organizational structure for the execution of the Company’s Strategic Growth Plan.  We will continue to work as a unified team to support our clients’ goals and objectives. From PrivateBancorp’s inception in 1989, its success has been predicated upon its ability to attract, develop and retain highly talented individuals throughout the organization.  Talent will continue to drive our growth moving forward,” said Richman.

The Company’s new organizational structure focuses efforts through six key lines of business, each led by an Executive Managing Director who serves on PrivateBancorp’s newly formed executive committee and reports directly to Richman.  The Commercial Real Estate division, led by Karen B. Case, is responsible for commercial real estate loans to real estate professionals.  The National Commercial Banking divison, led by Bruce R. Hague, is responsible for the Company’s commercial banking activities outside of Illinois, including the markets served by  The PrivateBank – Georgia, The PrivateBank – Michigan, The PrivateBank – St. Louis, The PrivateBank – Kansas City (in formation) and The PrivateBank – Wisconsin, as well as the Company’s commercial banking expansion efforts in cities where The PrivateBank does  not currently have a physical presence.  The Illinois Commercial Banking division, led by Bruce S. Lubin, is responsible for commercial banking relationships with entrepreneurs, small businesses and middle-market companies located in Illinois.  The PrivateWealth Group, led by Wallace L. Head, is responsible for trust and wealth management services across all of the Company’s  markets.  Gary S. Collins leads the PrivateBank – Chicago Offices division, responsible for serving clients in the Company’s Chicago and Gold Coast Offices.  Hugh H. McLean is responsible for the PrivateBank – Suburban Offices division, serving clients in the Company’s Lake Forest, Oak Brook, North Shore, St. Charles, Geneva and Winnetka offices.

The Company also announced the formation of an executive committee, comprised of Richman and each of the aforementioned heads of the Company’s six key lines of business and its key corporate functions, which include:

•	C. Brant Ahrens, Managing Director and Strategic Development Officer;
•	Dennis L. Klaeser, Managing Director and Chief Financial Officer
•	James A. Ruckstaetter, Managing Director and Chief Credit Officer
•	Joan Schellhorn, Managing Director and Chief Human Resource Officer
•	Jay Williams, Managing Director and Chief Operating Officer
•	Christopher J. Zinski, Managing Director, General Counsel and Corporate Secretary

Collins joined The PrivateBank in 1991 as one of its founding managing directors.  In his new role he will oversee the Company’s Chicago and Gold Coast Offices.  Prior to joining The PrivateBank, Collins was senior vice president of First United Financial Services and the Oak Park Trust and Savings Bank.  He holds a BS in finance from DePaul University, Chicago and an MBA from Dominican University, River Forest, IL. He is also a graduate of the Graduate School of Banking at the University of Wisconsin-Madison.  Active in community affairs, Collins serves on the boards of the Jane Adams Hull House Association, the Oak Park Development Corporation, Family Service and Mental Health Center of Oak Park River Forest, and he is a member of The President’s Council Advisory Board to the Loyola University Health System.  Collins and his family reside in Oak Park, IL.

McLean joined The PrivateBank-Chicago in 1996, as a managing director.  As President of the PrivateBank-Suburban Chicago Offices, he will oversee the Bank’s Lake Forest, Oak Brook, North Shore, St. Charles, Geneva and Winnetka offices.  Prior to joining The PrivateBank, McLean served as a regional manager with Firstar Bank Illinois and its predecessor from 1990 to 1996.   Prior to that, he headed a commercial lending group at the former American National Bank and Trust Company, Chicago.  A graduate of Lawrence University, Appleton, WI, McLean holds an MBA from the University of Chicago.  He currently is a trustee for Elmhurst College and a trustee of the Oak Brook Terrace Police Pension Fund.  McLean and his family reside in Elmhurst, IL.

Williams has been a Director of PrivateBancorp, Inc. since 2004, and he is a founding Managing Director and the Chief Executive Officer of The PrivateBank – Wisconsin.  In his new capacity as Chief Operating Officer of PrivateBancorp, Inc., Williams will oversee the Company’s operations, marketing, information technology, facilities and treasury management functions.  Prior to joining PrivateBancorp, Williams served for over 30 years in various capacities with U.S. Bank and its predecessors, Firstar and First Wisconsin, culminating in his tenure as President of U.S. Bank Wisconsin.  Williams serves on the boards of the Southeast Wisconsin Professional Baseball Park District, Medical College of Wisconsin, St. Norbert College, United Way of Greater Milwaukee, YMCA of Metropolitan Milwaukee, Milwaukee Public Library Foundation and the Wisconsin Tax Payers Alliance.  Williams and his family reside in Milwaukee.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its PrivateBank subsidiaries, provides distinctive, highly personalized, premium financial services to a growing array of successful entrepreneurial small to middle market public and privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors.  The PrivateBank uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients.  Through a team of highly qualified managing directors, The PrivateBank delivers a sophisticated suite of tailored credit, treasury and wealth management solutions to meet its client’s personal and commercial financial needs. The Company, which had assets of $4.5 billion as of September 30, 2007, has 18 offices located in the Atlanta, Chicago, Detroit, Milwaukee, St. Louis, and Kansas City metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.

# # #

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations, earnings, financial condition and future prospects of the Company include, but are not limited to:

fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; further deterioration in asset quality and/or an increase in nonperforming loans; adverse developments in the Company’s loan or investment portfolios; a significant increase in non-interest expense, specifically compensation and benefits-related expense, due to the Company’s strategic growth initiatives, including the recent and anticipated future hiring of additional Managing Directors and other senior officers; unforeseen difficulties in integrating new hires; the Company’s ability to implement its growth strategy, including slower than anticipated growth of the Company’s business, specifically its commercial lending, or unanticipated business declines; failure to get regulatory approval for a de novo federal savings bank in Kansas City; higher than expected operational costs; competition; failure to improve operating efficiencies through expense controls; legislative or regulatory changes; and the possible dilutive effect of potential acquisitions, expansion or future capital raises.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

#####